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                                VOTING AGREEMENT


        This VOTING AGREEMENT (the "AGREEMENT") is made and entered into as of July 12, 1999, between At Home Corporation, a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of iMall, Inc., a Nevada corporation ("COMPANY").

                                    RECITALS

        A. Concurrently with the execution of this Agreement, Parent, Company and Shop Nevada, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into Company. Pursuant to the Merger, shares of capital stock of Company will be converted into shares of Series A Common Stock of Parent on the basis described in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

        B. Stockholder is the record holder of such number of outstanding shares of Company Common Stock as is indicated on the final page of this Agreement.

        C. As a material inducement to enter into the Merger Agreement, Parent desires Stockholder to agree, and Stockholder is willing to agree, to vote the Shares (as defined below), and such other shares of capital stock of Company over which Stockholder has voting power, so as to facilitate consummation of the Merger.

        Intending to be legally bound, the parties agree as follows:

        1.  Agreement to Vote Shares.

        1.1 Definitions. For purposes of this Agreement:

        "SHARES" shall mean all issued and outstanding shares of Company Common Stock owned of record or beneficially by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled
(a) to receive notice of, and to vote at the meeting of the stockholders of Company called for the purpose of voting on the matters referred to in Section 1.2, or (b) to take action by written consent of the stockholders of Company with respect to the matters referred to in Section 1.2. Stockholder agrees that any shares of capital stock of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership or over which Stockholder exercises voting power after the execution of this Agreement and prior to the date of termination of this Agreement pursuant to Section 3 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

        "SUBJECT SECURITIES" shall mean: (i) all securities of Company (including all shares of

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Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the earlier of termination of this Agreement pursuant to Section 3 below or the record date for the meeting at which stockholders of Company are asked to vote upon approval of the Merger Agreement and the Merger (the "RECORD DATE").

        Stockholder shall be deemed to have effected a "TRANSFER" of a security if Stockholder directly or indirectly: (i) sells, pledges, encumbers, transfers or disposes of, or grants an option with respect to, such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein. Stockholder shall not be deemed to have effected a "Transfer" of a security by virtue of entering into a merger, consolidation or other business combination of any nature with another entity or entities.

        1.2 Agreement to Vote Shares. Until the termination of this Agreement pursuant to Section 3 below, at every meeting of the stockholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following, Stockholder shall cause the Shares to be voted (i) in favor of approval of the Merger Agreement and the Merger,
(ii) in favor of approval of an amendment to the Articles of Incorporation of the Company which deletes Article VI.C of the Company's Articles of Incorporation regarding a supermajority vote requirement in certain dispositions of assets of the Company and (iii) against approval of (a) any proposal made in opposition to or in competition with consummation of the Merger, (b) any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than Parent or its affiliates or (c) any liquidation or winding up of Company.

        1.3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit I (the "PROXY"), which shall be irrevocable, with respect to the Shares.

        1.4. No Transfer of Subject Securities. Until the earlier of termination of this Agreement pursuant to Section 3 below or the Record Date, except as may be required by (i) the foreclosure on any encumbrance secured by such Subject Securities as of the date hereof or (ii) court order, Stockholder agrees not to Transfer any of the Subject Securities.

        2. Representations and Warranties of Stockholder. Stockholder (i) is the owner of record or beneficially or Stockholder exercises voting power of the shares of Company Common Stock indicated on the final page of this Agreement, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances that would adversely affect the ability of Stockholder to carry out the terms of this Agreement; and (ii) has the legal capacity or full corporate power and authority to make, enter into and carry out the terms of this Agreement.

        3. Termination. This Agreement shall terminate and shall have no further force or



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effect as of the first to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

        4.     Miscellaneous.

        4.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        4.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other. Any purported assignment in violation of this Section shall be void.

        4.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        4.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

        4.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service to the respective parties as follows (or at such other address for a party as shall be specified by like notice):

               If to Parent:

               At Home Corporation
               425 Broadway Street
               Redwood City, CA  94063
               Attn:  General Counsel



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               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, California 94306
               Attn:  Gordon K. Davidson
                      Douglas N. Cogen

               If to Stockholder, to the address for notice set forth on the last page hereof.


        4.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to the principles of conflict of laws thereof.

        4.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, both oral and written, between the parties with respect to such subject matter.

        4.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        4.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


                                    * * * * *



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        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                             AT HOME CORPORATION


                                             By: _______________________________
                                             Name:
                                             Title:


                                             STOCKHOLDER:


                                             ___________________________________
                                             Name:


                                             Stockholder's Address for Notice:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                             Shares of Company Common Stock
                                              Beneficially Owned by Stockholder:

                                                          ______________________



                               [VOTING AGREEMENT]

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                                                                       EXHIBIT I


                                IRREVOCABLE PROXY

        The undersigned stockholder (the "STOCKHOLDER") of iMall, Inc., a Nevada corporation (the "COMPANY"), hereby irrevocably appoints and constitutes the members of the Board of Directors of At Home Corporation, a Delaware corporation ("PARENT"), and each of them (the "PROXYHOLDERS"), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Company which are listed below (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows: the agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, (i) in favor of approval of the Merger (as defined in the Voting Agreement dated the date hereof between the Stockholder and Parent (the "VOTING AGREEMENT")) and the Agreement and Plan of Merger (the "MERGER AGREEMENT") among Parent, a wholly-owned subsidiary of Parent and Company, (ii) in favor of approval of an amendment to the Articles of Incorporation of the Company which deletes Article VI.C of the Company's Articles of Incorporation regarding a supermajority vote requirement in certain dispositions of assets of the Company, and (iii) against approval of (a) any proposal made in opposition to or in competition with consummation of the Merger, (b) any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than Parent or its affiliates or (c) any liquidation or winding up of Company. The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares on all such other matters. The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholder set forth in Section 1 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in Company to be purchased and sold pursuant the Merger Agreement. This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the stockholders of the Company.

        This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned. Dated: July 12, 1999.

                              ___________________________________

                              Signature

                              ___________________________________

                              Name (and Title)

                              Shares of Company Common Stock beneficially owned:

                              __________________



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